Exhibit 1.1

[●] Shares

REV GROUP, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

[●], 2017

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Robert W. Baird & Co. Incorporated

Credit Suisse Securities (USA) LLC

as representatives of the several underwriters

set forth in Schedule II hereto (the “Representatives”)

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

The Selling Shareholders named in Schedule I(A) hereto that are affiliated with American Industrial Partners (the “AIP Selling Shareholders”) and the Selling Shareholders named in Schedule I(B) hereto (the “Other Selling Shareholders” and, together with the AIP Selling Shareholders, the “Selling Shareholders”), each shareholders of REV Group, Inc., a Delaware corporation (the “Company”), propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [●] shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [●] shares of the Company’s common stock, par value $0.001 per share (the “Additional Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, did not, and as of the Closing Date and each Option Closing Date, will not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon, and in conformity with, the information in the [second, third and fourth sentences of the third paragraph, the first, second, fourth and fifth sentences of the eleventh paragraph, and twelfth paragraph], each under the caption “Underwriting” contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Underwriter Information”).

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation or a limited liability company, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)    The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(i)    [Reserved].

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, Time of Sale Prospectus or Prospectus; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, Time of Sale Prospectus or Prospectus.

(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries (i) are, and have been, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of human health and safety (as it relates to exposure to Hazardous Materials, as defined below), natural resources or the environment, including all applicable foreign, federal, state and local laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal or handling of Hazardous Materials (collectively,

“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of each of clauses (i)-(iii), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no costs or liabilities, or pending or threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violation, investigations or proceedings associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or remediation of Hazardous Materials, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) (collectively, “Environmental Claims”) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) to the Company’s knowledge, there are no existing or anticipated events or circumstances (including any proposed or pending amendments to Environmental Laws) that would reasonably be expected to form the basis of any such Environmental Claim or to require any material capital expenditures by the Company or its subsidiaries relating to compliance with Environmental Laws and (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(q)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r)    (i) Neither the Company nor any of its subsidiaries, nor any of their controlled affiliates, directors or officers, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or non-controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. For purposes of this Section 1(r), “controlled affiliate” means an affiliate over which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract or otherwise.

(s)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t)    (i) Neither the Company nor any of its subsidiaries, nor any of their directors or officers nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of any country-wide or territory-wide Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    For the past five years, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries; and (iv) the Company and its subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid (except for cases in which the failure to pay would not have a material adverse effect, or, except for taxes currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP in the financial statements of the Company), and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets which would have a material adverse effect.

(ee)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectus, when considered together with the Time of Sale Prospectus included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ff)    The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby and has been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(gg)    The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)    RSM US LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(ii)    There are no off balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that would reasonably be expected to have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures or capital resources.

(jj)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(ll)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)    In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(oo)    Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, (i) each employee benefit plan (“Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (other than a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), for which the Company or its subsidiaries would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan; (v) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(pp)    The Common Stock is listed on the New York Stock Exchange (the “NYSE”).

2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Computershare Trust Company, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or similar constitutional document of such Selling Shareholder (if such Selling Shareholder is not a natural person), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)    Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)    The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)    Such Selling Shareholder, if it is an Other Selling Shareholder, is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this section 2(g) are limited to statements or omissions in the Registration Statement, Time of Sale Prospectus, the Prospectus, or any amendments or supplements thereto based upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 11(b) hereof.

(h)    (i) To the knowledge of such Selling Shareholder, the proceeds of the offering, will not, directly or indirectly, be used, lent, contributed or otherwise made available to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii)    Neither the Selling Shareholder nor any of its subsidiaries will use, to its knowledge, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(i)    Such Selling Shareholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA and the regulations thereunder.

3.    Agreements to Sell and Purchase. Each Selling Shareholder hereby agrees to sell to the several Underwriters the Firm Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $[●] per share (the “Purchase Price”).

In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Underwriters the Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.    Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[●] per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[●] per share under the Public Offering Price.

5.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2017, or at such other time on the same or such other date, not later than [●], 2017, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2017, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid.

6.    Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, management, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and

(iii)    no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto.

(d)    The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, outside counsel for the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit D hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit E hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the Selling Shareholders and each of the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)    an opinion of Davis Polk & Wardwell LLP, outside counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)    an opinion of the General Counsel of the Company, dated the Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(e) hereof;

(v)    an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

Confidential Treatment Request Pursuant to 17 CFR 200.83 Requested by REV Group, Inc.        REVG-264

(vi)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii)    such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to you, if requested and without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable (which may be satisfied by filing its Annual Report on Form 10-K with the Commission’s EDGAR system), an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) a copy of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)    Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)    To use its reasonable best efforts to maintain the listing of the Shares on the NYSE.

8.    Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)    Each Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)    Each Selling Shareholder shall have delivered a “lock-up” agreement to each Underwriter (or its agent) on or before the date hereof, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities.

9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, not to exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, not to exceed $25,000, (v) all costs and expenses incident to maintaining the listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants in connection with the road show, and the cost of any aircraft chartered in connection with the road show, with the prior approval of the Company, provided that the Company and the Representatives agree that the Underwriters shall pay or cause to be paid 50% of the cost of any such chartered aircraft, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, as between the Company and the Selling Shareholders, the provisions of this paragraph shall not affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses between the Company and the Selling Shareholders.

The Company also covenants, with each Underwriter that, without the prior written consent of the Requisite Number of Representatives (as defined below) on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided that the Company shall give each of the Representatives notice substantially at the same time of any request to release or waive the restrictions set forth in this paragraph. “Requisite Number of Representatives” means (i) all of the Representatives during the 10-day period starting on, and including, the date such notice is given by the Company and (ii) three of the four Representatives after completion of such 10-day period.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof pursuant to an employee benefit plan in effect on the date hereof described in the Time of Sale Prospectus and the Prospectus, (b) the grant of options or the issuance of restricted Shares or any other securities by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, provided that each recipient of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to this clause (b) shall execute a lock-up agreement substantially in the form of Exhibit A hereto if he or she has not already delivered such a lock-up agreement, (c) the filing by the Company of one or more registration statements with the Commission on Form S-8 in respect of any shares issued under, or the grant of any award pursuant to, an employee benefit plan described in the Time of Sale Prospectus and the Prospectus, (d) the sale or issuance of or entry into an agreement to sell or issue Shares or securities convertible into or exercisable or exchangeable for Shares in connection with any mergers, acquisition of securities, businesses, property or other assets, joint ventures, strategic alliances, or partnerships with experts or other talent to develop or provide products or services, provided that the aggregate number of Shares or securities convertible into or exercisable or exchangeable for Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue pursuant to this clause (d) shall not exceed 7.5% of the total number of Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided, further, that each recipient of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to this clause (d) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, and (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

10.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter Information furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(b)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use therein, it being understood and agreed that such information only consists of the legal name and address of such Selling

Shareholder and the information relating to its holdings of Common Stock (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Time of Sale Prospectus and the Prospectus. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriter Information furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 11(a), 11(b) or 11(c) above or otherwise. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the reimbursement of such counsel’s fees by the indemnifying party or

(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)    The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amounts by which the aggregate Public Offering Price, less underwriting discounts (but before expenses), of the shares sold by such Selling Shareholder under this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company or the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that the Company shall not be required to reimburse the out-of-pocket expenses for any defaulting Underwriter.

14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department or General Counsel; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: IBCM-Legal; if to the Company shall be delivered, mailed or sent to (i) REV Group, Inc., 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202, Attention: General Counsel, with copies (which shall not constitute notice hereunder), (ii) American Industrial Partners, 330 Madison Avenue, 28th Floor, New York, New York 10017, Attention: Stan Edme and (iii) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr. and Derek J. Dostal; and if to the Selling Shareholders shall be delivered, mailed or sent to (i) American Industrial Partners, 330 Madison Avenue, 28th Floor, New York, New York 10017,

Attention: Stan Edme and (ii) J.P. Morgan Investment Management Inc., 320 Park Avenue 15th Floor New York, New York 10022, Attention: Eduard Beit.

[Remainder of Page Intentionally Blank]

Very truly yours,

REV Group, Inc.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Robert W. Baird & Co. Incorporated

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE I

SCHEDULE I(A)

AIP Selling Shareholders	Number of Additional Shares To Be Sold
American Industrial Partners Capital Fund IV, LP.	[	●]
American Industrial Partners Capital Fund IV (Parallel), LP	[	●]
AIP/CHC Holdings, LLC	[	●]
Jorge Amador	[	●]
Eric Baroyan	[	●]
The Eric Baroyan 2010 Long-Term Trust	[	●]
John Becker	[	●]
The John Becker 2010 Long-Term Trust	[	●]
Trusts associated with Sparsh Bhargava	[	●]
Dino Cusumano	[	●]
Daniel Davis	[	●]
The Main Trust under the Daniel Davis 2012 Long-Term Trust	[	●]
Ben DeRosa	[	●]
Justin Fish	[	●]
Ryan Hodgson	[	●]
Richard Hoffman	[	●]
Kim Marvin	[	●]
Joel Rotroff	[	●]
Graham Sullivan	[	●]
The Graham Grosvenor Sullivan 2012 Long-Term Trust	[	●]

Total:	[	●]

SCHEDULE I(B)

Other Selling Shareholders	Number of Additional Shares To Be Sold
PEG U.S. Direct Corporate Finance Institutional Investors III LLC	[	●]
PEG Corporate Finance Private Investors III LLC	[	●]
522 Fifth Avenue Fund, L.P.	[	●]

Total:	[	●]

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Goldman Sachs & Co. LLC	[	●]
Morgan Stanley & Co. LLC	[	●]
Robert W. Baird & Co. Incorporated	[	●]
Credit Suisse Securities (USA) LLC	[	●]
BMO Capital Markets Corp.	[	●]
Deutsche Bank Securities Inc.	[	●]
Jefferies LLC	[	●]
Wells Fargo Securities, LLC	[	●]
Stifel, Nicolaus & Company, Incorporated	[	●]
SunTrust Robinson Humphrey, Inc.	[	●]

Total:	[	●]

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2017

2.	Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act: Not applicable

3.	Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet: Not applicable

4.	Firm Shares offered by the Selling Shareholders: [●]

Additional Shares offered by the Selling Shareholders: [●]

Price to public: $[●] per share

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[ ● ], 2017

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Robert W. Baird & Co. Incorporated

Credit Suisse Securities (USA) LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, WI 53202

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated and Credit Suisse Securities (USA) LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with REV Group, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of certain shares (the “Shares”) of the Company’s common stock (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Requisite Number of Representatives (as defined below) on behalf of the Underwriters, it will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the undersigned shall give each of the Representatives notice substantially at the same time of any request to release or waive the restrictions set forth in this paragraph. “Requisite Number of Representatives” means (i) all of the Representatives during the 10-day period starting on, and including, the date such notice is given by the undersigned and (ii) three of the four Representatives after completion of such 10-day period. The foregoing restrictions shall not apply to:

(a)    the sale and transfer of shares of Common Stock by the undersigned to the Underwriters in the Public Offering as contemplated by the Underwriting Agreement;

(b)    transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(c)    transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock:

(i)    as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document;

(ii)    if the undersigned is a natural person, to a member of the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include any former spouse);

(iii)    if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv)    if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

(v)    if the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

(vi)    if the undersigned is a corporation, partnership, limited liability company or other entity, to any investment fund or other entity controlled or managed by the undersigned;

(vii)    as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned; or

(viii)    to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (c)(i)-(vii) above;

provided, that, in the case of any transfer or distribution pursuant to clauses (c)(i)-(viii) above, (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5 after the expiration of the Restricted Period) reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(d)    the exercise of a stock option to purchase shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or other similar awards granted on or prior to the date of the final prospectus relating to the Public Offering (the “Prospectus”) or granted pursuant to the Company’s equity incentive plans described in the Prospectus; provided that this lock-up agreement shall apply to any securities issued upon such exercise;

(e)    the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase shares of Common Stock that expire during the Restricted Period by the undersigned, in each case on a “cashless” or “net exercise” basis, or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, whether by means of a “net settlement” or otherwise, in each case pursuant to employee benefit plans disclosed in the registration statement relating to the Public Offering; provided that in the case of any transfer or distribution pursuant this clause, no filing under Section 16(a) the Exchange Act (other than a filing on Form 5 after the expiration of the Restricted Period) reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;

(f)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(g)    the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock that occurs by any order or settlement resulting from any legal proceeding pursuant to a qualified domestic order or in connection with a divorce settlement; provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or a settlement resulting from a legal proceeding unless such a statement would be prohibited by any applicable law or order of a court;

(h)    if the undersigned is a corporation, partnership, limited liability company or other entity, the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, provided, that, each transferee shall sign and deliver a lock-up letter substantially in the form of this letter;

(i)    the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock pursuant to an order of a court or regulatory agency; provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter, unless prohibited by any applicable law or order of a court; and provided, further, that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or a settlement resulting from a legal proceeding unless such a statement would be prohibited by any applicable law or order of a court;

(j)    the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock after the date of the Prospectus pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the shares of Common Stock involving a change of control of the Company, provided that all of the undersigned’s Common Stock subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement; and provided, further, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); and

(k)    the pledge of 19.5 million shares of Common Stock as collateral or security pursuant to the Margin Loan Agreement dated as of May 22, 2017 among an entity controlled by American Industrial Partners Capital Fund IV, L.P., Morgan Stanley, N.A. and Morgan Stanley & Co. LLC, and any transfer upon foreclosure upon such shares.

In addition, the undersigned agrees that, without the prior written consent of the Requisite Number of Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, unless any such demand or exercise of such right shall not result in any public announcement regarding the demand or exercise of such registration right, or the filing of any registration statement in connection therewith, prior to the expiration of the Restricted Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

[In the event that the Requisite Number of Representatives consent to a release relating to a prohibition on transfer under a lock-up agreement entered into in connection with the Public Offering by a Major Holder (as defined below), the same percentage of the total number of outstanding shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of outstanding shares of Common Stock held by such Major Holder that are the subject of such release shall be immediately and fully released on the same terms from any remaining prohibition on transfer set forth herein. The provisions of this paragraph will not apply: (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (3) releases granted from such lockup restrictions to any individual party by the Requisite Number of Representatives in an amount less than or equal to 5% of the Company’s total outstanding stock or (4) in the case of any primary or secondary public offering or sale that is underwritten (the “Underwritten Sale”) of the Company’s Common Stock during the Restricted Period; provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale. Prior to the expiration of the Restricted Period, in the event that, as a result of this paragraph, the undersigned becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock (or any securities convertible into Common Stock), the Representatives shall use commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof. The failure to give any such notice to the Company or the undersigned shall not give rise to any claim or liability against the Company or the Underwriters, including the Representatives. Notwithstanding any other provisions of this lock-up agreement, if the Requisite Number of Representatives in their sole judgment determine that a record or beneficial owner of any securities should be granted an early release from a lock-up agreement due to circumstances of an emergency or hardship, then the Major Holders shall not have any right to be granted an early release pursuant to the terms of this paragraph. For purposes of this agreement, “Major Holder” shall mean American Industrial Partners Capital Fund IV, LP., American Industrial Partners Capital

Fund IV (Parallel), LP, AIP/CHC Holdings, LLC, PEG U.S. Direct Corporate Finance Institutional Investors III LLC, PEG Corporate Finance Private Investors III LLC and 522 Fifth Avenue Fund, L.P.]2

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this letter agreement, upon the earliest to occur, if any, of (a) the date, prior to the execution of the Underwriting Agreement, that the Company advises the Representatives that it does not intend to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Public Offering, (c) the date of the withdrawal of the registration statement filed with the Securities and Exchange Commission relating to the Public Offering, or (d) [●].

[2]	To be included in Lock-up Agreements for Major Holders

The undersigned understands that (1) whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, and (2) any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[ ● ], 2017

[Name and Address of

Officer or Director Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering of [ ● ] shares of common stock, par value $[ ● ] per share (the “Common Stock”), of REV Group, Inc. and the lock-up letter dated [ ● ], 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ● ], 2017, with respect to [ ● ] shares of Common Stock (the “Shares”).

[Goldman Sachs & Co. LLC/ Morgan Stanley & Co. LLC/ Robert W. Baird & Co. Incorporated/Credit Suisse Securities (USA) LLC] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ ● ], 2017. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[Signature Page Continues on Next Page]

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

cc: Company

EXHIBIT C

Opinion and Negative Assurance Letter of Davis Polk & Wardwell LLP as Company Counsel

EXHIBIT D

Opinion of Davis Polk & Wardwell LLP as counsel for the Selling Shareholders

EXHIBIT E

Opinion of General Counsel of the Company